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THIS AGREEMENT is made the 14th day of August 1998

BETWEEN

1. Securicor Radiocoms Limited a company incorporated in England whose registered office is at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SM1 4LD, England ("the Vendor") being a wholly owned subsidiary of Intek Global Corporation, a Delaware, USA publicly traded corporation ("Intek").

2. Securicor Information Systems Limited a company incorporated in England and whose registered office is at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SM1 4LD ('the Purchaser') being a wholly owned subsidiary of Securicor plc, a company registered in England and Wales whose shares are publicly traded on the London Stock Exchange.

WHEREAS:-

1. The Vendor wishes to sell and the Purchaser wishes to purchase the Goodwill and Assets of the Business known as the Equipment and Services Unit of the Vendor.

2.   The parties have agreed to transact on the terms set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS

     'ASSETS' - those assets of the Business listed in Schedule 1.

     'BALANCE SHEET' - the balance sheet of the Business as of the Balance Sheet Date.

     'BALANCE SHEET DATE' - 31 July 1998.

     'BUSINESS' - the business carried on by the Vendor under the name of the Equipment and Services Unit which is comprised of:

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     (i)       the supply and maintenance of mobile radio products;

     (ii)      the sale of National Band 3 and Relayfone III Airtime;

     (iii) the ownership and management of aerial sites and paging and other ancillary businesses;

     'COMPLETION DATE' - 30th day of September 1998.

     'CONTRACTS' - all the Contracts of the Business including in particular the material contracts listed in Schedule 2.

     'DEBTORS' - the amounts owed to the Vendor in the normal course of trading operations at the Completion Date.

     'DISCLOSURE LETTER' - the letter of even date with this Agreement from the Purchaser to the Vendor setting out exceptions and qualifications to the warranties set out in clause 6, together with the documents attached thereto.

     'EMPLOYEES'- the employees listed in Schedule 3.

     'GOODWILL' - the goodwill of the Vendor in relation to the Business including the exclusive right to carry on the Business in succession to the Vendor.

     'PREMISES' - the premises details of which are set out in Schedule 4.

2.   SALE

     The Vendor shall on the Completion Date sell to the Purchaser the Goodwill, Debtors and the Assets.

3.   CONSIDERATION

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     3.1   Subject to clauses 3.3, 3.4 and 3.5, in consideration of the sale to it of the Goodwill, the Assets and the Debtors the Purchaser shall pay to the Vendor L5,000,000 and shall assume the liabilities of the Vendor relating to the Business as shown in the Balance Sheet.

     3.2 The consideration referred to in clause 3.1 shall be paid in two installments as follows:-

                 (a) on the date of this Agreement L2,500,00 by way of deposit refundable to the Purchaser plus interest at Lloyds Bank plc base rate plus 2% from the date of payment if the sale of the Business is not completed by the Completion Date.

                 (b) the balance of L2,500,000 shall be paid on the Completion Date.

     3.3 Within 30 days following Completion, the Vendor shall prepare and deliver to the Purchaser a balance sheet showing a true and fair view of the assets and liabilities of the Business as at the Completion Date and, within 30 days of receipt thereof, the Purchaser shall inform the Vendor whether it accepts such balance sheet and, if not, what changes it considers should be made to such balance sheet. In the event that the parties are unable to agree upon such balance sheet within 60 days of the Completion date, either party may refer the matter for determination by an independent accountant appointed by agreement of the parties, or if the parties cannot agree upon such appointment, appointed by the President for the time being of the Institute of Chartered Accountants upon the application of either party. Such independent accountant shall be requested to determine the balance sheet within 30 days of his appointment and the parties shall give such accountant all reasonable assistance and co-operation in relation thereto.

     3.4 If the balance sheet as agreed by the parties or, as the case may be, determined by an independent accountant, pursuant to clause 3.3 shows the value of the Assets to be less than their value as shown in the Balance Sheet by a factor of 5% or greater, than the consideration paid pursuant to this clause 3 shall be reduced by an amount equal to the whole of such diminution and the amount of any reduction of the consideration

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           pursuant to this clause 3.4 shall be paid by the Vendor to the
           Purchaser within 7 days of the date on which such balance sheet is agreed or determined, as appropriate.

     3.5 In the event that the aggregate revenue of the Business from its Band III, Service and Maintenance, Relayfone and PMR Hire products and services during the period of two years ending 30 September 2000 is less than an amount equal to two times the aggregate revenue of the Business from such products and services during the year ending 30 September 1998, the Vendor shall repay to the Purchaser, no later than 31 December 2000, a sum equal to such shortfall, up to a maximum of L500,000 PROVIDED THAT in the event that the Purchaser disposes of or discontinues to a material extent any part of the Business which consists of the supply of any of such products and services, the provisions of this clause 3.5 shall be of no effect in relation to any period following any such disposal or cessation.
           Any repayment made pursuant to this clause 3.5 shall be treated as a reduction in the consideration payable pursuant to this Agreement.

4.   COMPLETION

     4.1 The Vendor shall deliver or cause to be delivered to the Purchaser on completion:-

           (a) such of the Assets referred to in schedule 1 as a are capable of being transferred by delivery;

           (b) such documents as a are required to complete the sale and purchase of the Assets;

           (c) such books, records, contracts and other documents relating to the Business as a the Purchaser may reasonably require.

5.   EMPLOYEES

     5.1 The parties accept that the sale of the Business is governed by the Transfer of Undertakings (Protection of Employment) Regulations 1981 and that the contracts of

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           employment of the Employees will be transferred to the Purchaser with effect from the Completion Date on the terms of such Regulations.

     5.2 All salaries, wages and other payments due in respect of a period preceding the Completion Date and relating to the employees shall be borne by the Vendor.

     5.3 All salaries, wages and other payments due in respect of a period after the Completion Date will be borne by the Purchaser.

     5.4 The Purchaser shall notify the Inland Revenue as a soon as a practicable following Completion of the change of the PAYE reference number of the Employees to that of the Purchaser.

6.   WARRANTIES

     6.1 The Vendor warrants to the Purchaser that (except as a set out in sufficient detail in the Disclosure Letter to enable the Purchaser to be aware of the extent to which any of the following warranties is accurate):-

           (a) the Assets are owned absolutely by the Vendor free from any encumbrance and good title in the Assets will pass to the Purchaser on completion of the sale and purchase;

           (b) all statutory requirements relating to the Business have been complied with;

           (c) there has been no loss of a Significant Customer of the Business since 1 April 1998; for this purpose a 'Significant Customer' means a customer whose business represents more than five per cent of the sales revenue of the Business;

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           (d) since the Balance Sheet Date, there has been no material adverse change in the financial position of the Business, the Business has been carried on in the ordinary course and there has been no unusual increase or decrease in the level of stock of the Business;

           (e) the Vendor will take all necessary steps and co-operate with the Purchaser to ensure that it obtains the full benefit of the Business and shall execute such documents and take such other steps as a are necessary for vesting in the Purchaser all its rights and interests in the Business including in particular relating to:-

               -    the assignment of the Contracts

               -    the transfer of licences for the Relayfone 3 radio system

           (f) all business conducted by the Business is on the terms, or substantially on the terms of the standard conditions of the Business disclosed to the Purchaser prior to the Completion Date;

           (g) the accounting and other information provided to the Purchaser prior to the Completion Date including in particular the Balance Sheet for the Business as a at 31 July 1998 is accurate in all material respects;

           (h) there is so far as a the Vendor is aware no litigation, arbitration or other legal claim pending or threatened relating to the Business.

     6.2 The Vendor will be under no liability in respect of any breach or non-fulfillment of any of the Warranties unless the Purchaser has served on the Vendor written notice on or before the date one year from the Completion Date giving reasonable details of the breach or non-fulfillment including the Purchaser's best estimate of the amount of liability of the Vendor.

     6.3 The Purchaser will not knowingly compromise or settle any claim which may give rise to a claim against the Vendor under the terms of this Agreement without prior

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           consultation and the prior written consent of the Vendor, such consent not to be unreasonably withheld or delayed.

     6.4 The Vendor will not be liable in respect of any claim for breach of the Warranties unless such claim individually exceeds L10,000 and unless the aggregate amount of all such claims exceed L50,000 and if such aggregate amount does exceed L50,000 the Vendor's liability will not be limited to the excess and the whole amount will be recoverable in full.

     6.5 The aggregate amount of the liability of the Vendor in respect of any breach of the warranties will in no event exceed the aggregate amount of the sum received by the Vendor under this Agreement.

7.   CONTRACTS

     7.1 In so far as a the benefit and burden of any of the Contracts cannot effectively be assigned by the Vendor to the Purchaser except by novation or with the consent of any third party:

           7.1.1 the Vendor and the Purchaser shall co-operate to take all reasonable steps to procure that the Contracts are novated as a aforesaid; and

           7.1.2 unless and until any such Contracts shall be novated, the Purchaser shall perform and discharge the outstanding obligations and liabilities of the Vendor under the Contracts, except for any obligations or liabilities attributable to a breach on the part of the Vendor and shall indemnify the Vendor on demand against all actions, proceedings, costs, damages, claims, liabilities and reasonable costs and expenses in respect of any failure on the part of the Purchaser after the Completion Date to carry out, perform and complete the outstanding obligations and liabilities of the Vendor under the Contracts (other than any obligations or liabilities attributable to a breach on the part of the Vendor).

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8.   INDEMNITY

     8.1 The Vendor shall discharge and indemnify the Purchaser against any liability incurred or costs, claims and demands arising in connection with the Business carried on by the Vendor prior to the Completion Date, save to the extent that details thereof are set out in the Disclosure Letter.

     8.2 The Purchaser will discharge and indemnify the Vendor in the same terms as a 8.1 above (mutatis mutandis) in relation to the Business after the Completion Date except to the extent caused by the act or default of the Vendor, its employees or agents.

9.   APPORTIONMENT OF PROFITS AND RECEIPTS

     9.1 All profits and receipts of the Business and all losses and outgoings in respect of the Business up to the Completion Date shall belong to and be paid by the Vendor. After the Completion Date all profits and receipts and all losses and outgoings of the Business shall belong to and be paid and discharged by the Purchaser. Prepayments and payments in arrears shall be apportioned on a daily basis as a at the Completion Date.

     9.2 The parties will use all reasonable endeavors to agree such apportionments within one month after the Completion Date. If the matter cannot be resolved between the parties, either party may then refer the matter to an independent accountant acceptable to the parties. If no such accountant can be agreed within 30 days, an accountant will be appointed by the President for the time being of the Institute of Chartered Accountants of England and Wales. The decision of such accountant (acting as a expert not arbitrator) will be final and binding on the parties (in the absence of manifest error). The cost of such referral will be borne by the parties in such manner as a the independent accountant shall determine.

10.  PREMISES

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     The Vendor will procure the transfer of its interests (or, in the case of the Cardiff site, that of its wholly owned subsidiary, Private Mobile Radio Limited) in the Premises to the Purchaser on or before the Completion Date free of all claims and encumbrances, except as a may be set out in the Disclosure Letter or otherwise disclosed in writing to the Purchaser prior to the Completion Date.

11.  VALUE ADDED TAX

     11.1 The parties intend that the Business will be sold as a a going concern for VAT purposes and accordingly:

           (i) the Vendor and the Purchaser will when required to do so give notice of such sale to HM Customs & Excise as a required by law;

           (ii) the Vendor will on Completion deliver to the Purchaser all relevant VAT records.

12.  USE OF SECURICOR RADIOCOMS NAME

     The Purchaser will have the transitional right to use the Securicor Radiocoms name for a three month transitional period from the Completion Date during which time Securicor Radiocoms Limited will change its name to another name and the Purchaser will then have the right to use the Securicor Radiocoms name.

13.  RESTRICTIVE COVENANT


     The Vendor undertakes with the Purchaser and its successors in title (subject to the Distributor Agreement in clause 14 below) that it will not directly or indirectly:

     (a) for a period of 5 years following the Completion Date set up, acquire or be directly or indirectly interested in a business distributing, marketing or servicing mobile radio products or networks in the United Kingdom except that this provision will not prevent

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           Intek (or its subsidiary companies) appointing non-exclusive distributors for its linear modulation or associated products in the United Kingdom during such 5 year period;

     (b) at any time after the Completion Date make use of or furnish to any other person the Vendor's know-how or information of a confidential or secret nature relating to the Business and or any of the Assets unless so requested in writing by the Purchaser or required or requested by any competent authority in the exercise of any legal power or unless the same becomes public knowledge other than by reason of breach of this clause.

14.  DISTRIBUTOR AGREEMENT

     The parties agree to negotiate in good faith for the drawing up of a distributor agreement including the following terms:-

     (i) the non-exclusive right for the Purchaser to distribute throughout the countries comprising the European Union linear modulation and other products marketed by Intek or any subsidiary of Intek;

     (ii) non-exclusive rights for the Vendor, Intek, or any subsidiary of Intek as a the Vendor may nominate, to distribute in North America products and systems handled by the Purchaser.

15.  TRANSITIONAL PROVISION OF ADMINISTRATIVE SERVICES

     The Vendor agrees to provide and the Purchaser to accept administrative services for a transitional period of three months from the Completion Date in consideration of the payment by the Purchaser to the Vendor of a peppercorn and thereafter, if so required by the Purchaser, on such terms as a may reasonably be agreed between the parties; thereafter subject to the right of eight party to terminate all or some of such services on giving not less than 30 days prior written notice to the other. The services to be covered will include:-

     (i) information technology support including access to the Vendor's Visibility software;

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     (ii)  salary administration;

     (iii) health and safety advice;

     (iv) other services as a currently provided to the Vendor's Equipment and Services Unit by central support staff based at Midsomer Norton.

16.  GENERAL PROVISIONS

     16.1 This Agreement shall be binding upon and enure for the benefit of successors of the parties but shall not be assignable.

     16.2 This Agreement together with the Schedules constitutes the whole Agreement between the parties and no variations shall be effective unless made in writing and signed by an authorized representative of the parties. No representation or warranty shall be binding unless expressly incorporated in this Agreement.

     16.3 Each party shall bear its own legal and other costs incidental to the preparation of this Agreement and the completion of the Transaction hereby agreed.

     16.4  This Agreement will be conditional on:-

           (i)   receipt by the Vendor of a fairness opinion from Fahnestock &
                 Co.;

           (ii)  approval by the Board of Directors of Intek Global
                 Corporation;

           (iii) approval by the Board of Directors of Securicor plc.;

           (iv) completion of the Purchaser to its satisfaction of due diligence relating to the Business.

     16.5  For the avoidance of doubt and subject to the provisions of clause
           16.3 above, the Purchaser shall be responsible for all and any stamp duty, land registry fees and other

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           charges relating to the transactions contemplated by this Agreement
           PROVIDED THAT the Vendor will co-operate with the Purchaser in taking reasonable steps to minimize any such charges.

17.  NOTICES

     17.1 Any notice required to be given by any party hereto to any other party shall be deemed validly served if sent by prepaid letter, telex or facsimile to the relevant address given in this Agreement or to such other address as a may from time to time be notified for this purpose.


     17.2  The relevant addresses as a at the date of this Agreement are:

           VENDOR:    Securicor Radiocoms Limited
                      Cross Keys House
                      Westfield Industrial Estate
                      Midsomer Norton
                      Avon BA3 4BS

                      for the attention of Mr. T. Little;

                      with copies to:

                      Intek Global Corporation
                      1690 N. Topping Avenue
                      Kansas City
                      MO 64120
                      USA;

                      and

                      Intek Global Corporation
                      214 Carnegie Center, Suite 304
                      Princeton
                      NJ 08540-6237
                      USA

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           PURCHASER: Securicor Information Systems Limited
                      Marshfield
                      Chippenham
                      Wiltshire SN14 8NN


                      for the attention of Mr. B. Brain.

SIGNED BY /s/
             -----------------------------------------------
FOR SECURICOR RADIOCOMS LIMITED

IN THE PRESENCE OF:   /s/





SIGNED BY /s/
             -----------------------------------------------
FOR SECURICOR INFORMATION SYSTEMS LIMITED

IN THE PRESENCE OF:  /s/